Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

MDxHealth SA

Herstal, Belgium

We consent to the incorporation by reference of our report dated April 2, 2026 relating to the consolidated financial statements of MDxHealth SA, which appear in MDxHealth SA’s Annual Report on Form 20-F for the year ended December 31, 2025, as filed with SEC on April 3, 2026, in this Registration Statement on Form S-8.

BDO Réviseurs d’Entreprises SRL

On behalf of it,

/s/ Bert Kegels

Zaventem, Belgium

April 3, 2026